                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule14a-
                                                    6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Under Rule 14a-12



                          MCNAUGHTON APPAREL GROUP INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

--------------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     3)  Filing party:

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     4)  Date Filed:


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


                          MCNAUGHTON APPAREL GROUP INC.

                              --------------------

                    Notice of Annual Meeting of Stockholders
                            to be held March 12, 2001

                              --------------------

                                                              New York, New York
                                                               February 16, 2001

To the Holders of Common Stock
 of MCNAUGHTON APPAREL GROUP INC.:

     The Annual Meeting of the Stockholders of MCNAUGHTON APPAREL GROUP INC. (the "Company") will be held at the Company's offices at 1407 Broadway, 26th Floor, New York, New York on Monday, March 12, 2001 at 9:00 a.m. local time (the "Meeting") for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect seven directors of the Company for the ensuing year;

     2. To consider and take action upon a proposal to approve the McNaughton Apparel Group Inc. Incentive Bonus Plan for Senior Officers;

     3. To consider and take action upon a proposal to ratify the Board of Director's selection of Ernst & Young LLP to serve as the Company's independent auditors for the Company's fiscal year ending November 3, 2001; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on February 1, 2001 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive offices located at 463 Seventh Avenue, New York, New York, during the ten-day period preceding the Meeting.

                                             By Order of the Board of Directors,

                                             Amanda J. Bokman, Secretary

     You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                 PROXY STATEMENT

     This Proxy Statement, which will be mailed commencing on or about February 16, 2001 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of McNaughton Apparel Group Inc. (the "Company") for use at the Annual Meeting of Stockholders, to be held on March 12, 2001 (the "Meeting"), and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 463 Seventh Avenue, New York, New York 10018.

     At the close of business on February 1, 2001, the record date stated in the accompanying Notice, the Company had outstanding 9,839,498 shares of common stock, $0.01 par value (the "Common Stock"). Each outstanding share is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting.

     Directors are elected by plurality vote. Adoption of proposals 2 and 3 will require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

Information Concerning Certain Stockholders
-------------------------------------------

     The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the Common Stock as of February 1, 2001, each director, each nominee for director, each executive officer of the Company named in the Summary Compensation Table who owned beneficially shares of Common Stock as of such date, and all directors, nominees for director and executive officers as a group, and their respective shareholdings as of such date (based upon information obtained from such persons) are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and dispositive power.

                                                          Shares of
                                                           Common
                                                         Stock Owned     Percent
Name                                                     Beneficially   Of Class
----                                                     ------------   --------

Merrill Lynch & Co., Inc.                                 747,200(1)       7.59%
Kern Capital Management, LLC                              663,700(2)       6.75%
Dimensional Fund Advisors Inc.                            551,700(3)       5.61%
Lincluden Management Limited                              517,800(4)       5.26%

Susan Schneider                                         1,233,572(5)      11.65%
Leslie Schneider                                        1,233,572(6)      11.65%
Leonard Schneider                                         800,000(7)       8.13%
Howard Zwilling                                           725,356(8)       6.90%
Scott Schneider                                           616,085(9)       6.03%
Norton Sperling                                           512,232(10)      5.19%

Peter Boneparth                                           792,933(11)      7.49%
Stuart Bregman                                            746,567(12)      7.10%
Sanford Greenberg                                         615,000(13)      6.25%
Amanda J. Bokman                                           71,000(14)        *
Bradley P. Cost                                            37,500(15)        *
Robert C. Siegel                                           29,166(16)        *
Palmer P. Garson                                           21,400(17)        *
Ben Mayo                                                    9,166(18)        *
Matthew R. Kahn                                                -0-           *
All Directors, Nominees and Executive Officers as a
Group (nine persons)                                     2,322,732(19)    20.42%

---------------------

*    Less than 1%.

(1) Information as to the holdings of Merrill Lynch & Co., Inc. ("MLC"), on behalf of Merrill Lynch Investment Managers ("MLIM"), and ML Small Cap Value Fund ("SCVF") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 6, 2001. Such report indicates that MLC, on behalf of MLIM owns 747,200 shares with shared voting power and shared dispositive power and SCVF owns 747,200 shares with shared voting power and shared dispositive power. The report indicates that MLC is a parent holding company as defined in the Securities Exchange Act of 1934, MLIM is an operating division of MLC's indirectly owned asset management subsidiaries, and SCVF is an investment adviser registered under the Investment Advisers Act of 1940. MLC and SCVF disclaim any beneficial ownership interest in the shares. The address for MLC and MLIM is 250 Vesey Street, New York, New York 10381, and the address for SCVF is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(2) Information as to the holdings of Kern Capital Management, LLC is based upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001. The report indicates that Kern owns 663,700 shares with sole voting power and sole depositive power. The report indicates that Kern is an investment adviser registered under the Investment Advisers Act of 1940. Robert E. Kern Jr. and David G. Kern are the principals and controlling members of Kern and disclaim any beneficial ownership in the shares. The address for Kern is 114 West 47th Street, Suite 1926, New York, New York 10036.

(3) Information as to the holdings of Dimensional Fund Advisors Inc. and its affiliates is based upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. The report indicates that 551,700 shares are owned by Dimensional and its affiliates with sole voting power and sole dispositive power. The report indicates that Dimensional is an investment adviser registered under the Investment Advisers Act of 1940, and that Dimensional furnishes investment advice to four investment companies also registered under the Investment Advisers Act of 1940. Dimensional also serves as investment manager to certain other investment vehicles including commingled group trusts and separate accounts. In its role as an investment adviser and investment manager, Dimensional possesses both voting and/or investment power over our shares. Dimensional disclaims any beneficial ownership interest in our shares. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4) Information as to the holdings of Lincluden Management Incorporated and its affiliates is based upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999. The report indicates that Lincluden and its affiliates own 517,800 shares with sole dispositive power. The report indicates that 101,300 of the shares owned by Lincluden and its affiliates are owned with sole voting power and 416,500 are owned with shared voting power. The report indicates that Lincluden is an investment adviser registered under the Investment Advisers Act of 1940. The address for Lincluden is 1275 North Service Road West, Suite 607, Oakville, Ontario, Canada L6M 3G4.

(5) Information as to the holdings of Susan Schneider is based in part upon a report on Schedule 13D filed with the Securities and Exchange Commission on October 4, 2000. The number of shares beneficially owned includes 753,572 shares issuable upon exercise of currently exercisable non-qualified stock options held by Ms. S. Schneider. Ms. S. Schneider's father and adult brother and sister beneficially own an aggregate of 2,649,657 shares of common stock. Ms. S. Schneider denies being a member of a group that beneficially owns 3,883,229 shares of common stock. The address for Ms. S.

     Schneider is c/o Friedman Alpren & Green LLP, 1700 Broadway, New York, New York 10019.

(6) Information as to the holdings of Leslie Schneider is based in part upon a report on Schedule 13D filed with the Securities and Exchange Commission on October 4, 2000. The number of shares beneficially owned includes 753,572 shares issuable upon exercise of currently exercisable non-qualified stock options held by Ms. L. Schneider. Ms. L. Schneider's father and adult brother and sister beneficially own an aggregate of 2,649,657 shares of common stock. Ms. L. Schneider denies being a member of a group that beneficially owns 3,883,229 shares of common stock. The address for Ms. L. Schneider is c/o Friedman Alpren & Green LLP, 1700 Broadway, New York, New York 10019.

(7) Information as to the holdings of Leonard Schneider is based in part upon a report on Schedule 13D filed with the Securities and Exchange Commission on October 4, 2000. Mr. L. Schneider's adult children beneficially own an aggregate of 3,083,229 shares of common stock. Mr. L. Schneider denies being a member of a group that beneficially owns 3,883,229 shares of common stock. The address for Mr. L. Schneider is c/o Friedman Alpren & Green LLP, 1700 Broadway, New York, New York 10019.

(8) Information as to the holdings of Mr. Zwilling is based in part upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001. Includes 670,000 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Zwilling. The address for Mr. Zwilling is c/o McNaughton Apparel Group Inc., 463 Seventh Avenue, New York, New York 10018.

(9) Information as to the holdings of Scott Schneider is based in part upon a report on Schedule 13D filed with the Securities and Exchange Commission on October 4, 2000. The number of shares beneficially owned includes 376,085 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. S. Schneider. Mr. S. Schneider's father and two adult sisters beneficially own an aggregate of 3,267,144 shares of common stock. Ms. S. Schneider denies being a member of a group that beneficially owns 3,883,229 shares of common stock. The address for Mr. S. Schneider is c/o Friedman Alpren & Green LLP, 1700 Broadway, New York, New York 10019.

(10) Information as to the holdings of Mr. Sperling is based in part upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001. Includes 35,000 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Sperling. The address for Mr. Sperling is 1025 Seawane Drive, Hewlett Harbor, New York 11557.

(11) Includes 743,333 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Boneparth.

(12) Includes 670,000 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Bregman.

(13) Information as to the holdings of Sanford Greenberg is based in part upon a report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001.

(14) Consists of 71,000 shares issuable upon exercise of currently exercisable non-qualified stock options held by Ms. Bokman.

(15) Includes 32,500 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Cost.

(16) Includes 9,166 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Siegel.

(17) Includes 11,900 shares held either in a custodial capacity or in trust for Ms. Garson's children, 2,500 shares held in Ms. Garson's husband's IRA, and 5,000 shares in the profit sharing plan for Jefferson Capital Partners, Ltd. which is a private equity investment firm co-founded by Ms. Garson.

(18) Consists of 9,166 shares issuable upon exercise of currently exercisable non-qualified stock options held by Mr. Mayo.

(19) Includes for all directors and executive officers an aggregate of 1,535,165 shares issuable upon exercise of currently exercisable non-qualified stock options.

     To the Company's knowledge, there have been no significant changes in stock ownership or control of the Company since February 1, 2001. The address for all directors, nominees for director and executive officers of the Company is c/o McNaughton Apparel Group Inc., 463 Seventh Avenue, New York, New York 10018.

                            I. ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the seven nominees listed below, unless otherwise instructed in such Proxy. Each of the nominees (other than Ms. Garson and Mr. Kahn) is presently serving as a director. In case any nominee is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any nominee named will be unable or will decline to serve.

     Certain information concerning the nominees for election as directors of the Company is set forth below. Such information was furnished by them to the Company.

     PETER BONEPARTH, age 41, has been Chairman of the Board of the Company since January 2001, Chief Executive Officer of the Company since June 1999, and President and Chief Operating Officer of the Company since April 1997. Prior to that time, Mr. Boneparth was Executive Vice President and Senior Managing Director of Investment Banking for Rodman & Renshaw, Inc., an investment banking firm, from March 1995 to April 1997, and Managing Director of Investment Banking for Mabon Securities Corp., a financial services firm, from May 1989 to March 1995. Mr. Boneparth has been a director of the Company since March 1997.

     BRADLEY P. COST, age 47, has been a partner in the law firm of Torys, New York, New York, since January 1988. Mr. Cost has been a director of the Company since December 1995.

     PALMER P. GARSON, age 44, has been a partner of Jefferson Capital Partners, Ltd. ("JCP"), a private equity investment firm, since it was founded in 1997, and was a partner of Jefferson Capital Group, JCP's predecessor company, which was founded in 1989. Prior to 1989, Ms. Garson worked in investment banking for Morgan Stanley & Co., A.G. Edwards & Co. and Mellon Bank. Ms. Garson is a director of a number of the portfolio companies of Jefferson Capital Partners, Ltd.

     SANFORD GREENBERG, age 60, has been a director of the Company since its founding in 1981. Mr. Greenberg served as Chairman of the Board of the Company from 1981 until January 2001 and as Chief Executive Officer of the Company from 1981 until June 1999.

     MATTHEW R. KAHN, age 41, has been President of GB Equity Partners, LLC, a private equity investment firm specializing in investments in retailers and consumer companies, since December, 1997. Previously, Mr. Kahn was a managing director of Gordon Brothers Group from 1995 to 1997. Prior to that time, Mr. Kahn was the Chief Financial Officer of Joseph A. Bank Clothiers, Inc. from 1994 to 1995.

     BEN MAYO, age 68, has been a consultant to misses and junior apparel companies since May 1996. From 1977 to 1996, Mr. Mayo was employed by the Corporate Division of May Department Stores and from 1985 to 1996, served as Senior Vice President and General Merchandise Manager of Women's Sportswear. From 1956 to 1977, Mr. Mayo served in a variety of merchandising and management positions with various department and retail stores. Mr. Mayo has been a director of the Company since March 1999.

     ROBERT C. SIEGEL, age 64, has been the principal of Siegel Associates, a consultant for the apparel, footwear and retail industries, since December 1998, and has been Managing Director of Branded Products for Kurt Salmon Associates, Inc. since January 2000. From December 1993 to December 1998, Mr. Siegel served as Chairman of the Board, President and Chief Executive Officer of The Stride Rite Corporation. Previously, Mr. Siegel was President of the Dockers and Menswear divisions of Levi Strauss & Co., an apparel manufacturer and distributor, from 1964 to 1993. Mr. Siegel is a director of The Bon Ton Stores and Skechers U.S.A. Inc. Mr. Siegel has been a director of the Company since March 1999.

     Stuart Bregman, Chief Executive Officer of Miss Erika, Inc., a subsidiary of the Company, and Amanda J. Bokman, Chief Financial Officer of the Company, are currently directors of the Company. Mr. Bregman and Ms. Bokman declined to stand for election as a Director in order to devote more attention to their respective duties with the Company.

Meetings and Committees of the Board of Directors
-------------------------------------------------

     During the past fiscal year, the Board of Directors of the Company met six times. Each of the persons named above who were directors during fiscal 2000 attended 100% of the meetings of the Board of Directors and meetings of any Committees of the Board of Directors on which such person served which were held during the time that such person served.

     The Board of Directors of the Company has three standing committees: a Compensation Committee whose members during the fiscal year ended November 4, 2000 were Messrs. Cost, Mayo and Siegel; a Stock Option Committee whose members during the fiscal year ended November 4, 2000 were Messrs. Boneparth, Mayo and Siegel; and an Audit Committee whose members during the fiscal year ended November 4, 2000 were Messrs. Cost, Mayo and Siegel. The Company does not have a Nominating Committee and has established no procedures whereby nominees for directors may be recommended by stockholders. Following the Meeting, it is anticipated that the Company will have four standing Committees: a Compensation Committee whose members will be Messrs. Cost and Siegel and Ms. Garson; a Stock Option Committee whose members will be Messrs. Kahn, Mayo and Siegel; an Audit Committee whose members will be Messrs. Cost, Kahn and Siegel and Ms. Garson, which members meet the requirements for Audit Committee composition established by The Nasdaq Stock Market; and a Incentive Plan Compensation Committee whose members will be Messrs. Mayo and Siegel and Ms. Garson.

     The Compensation Committee reviews and recommends remuneration arrangements for executive officers and for members of the Board of Directors and adopts compensation plans in which officers and directors are eligible to participate. The Stock Option

Committee grants stock options under the Company's stock option plans and administers the Company's 1994 Stock Purchase Plan. The Audit Committee operates under the Charter of the Audit Committee adopted by the Board of Directors attached to this Proxy Statement as Exhibit A. See "Audit Committee Report" below. The Incentive Plan Compensation Committee will administer the Company's Incentive Bonus Plan for Senior Officers, if adopted by the stockholders at the Meeting (see "Item II. Approval of the McNaughton Apparel Group Inc. Incentive Bonus Plan for Senior Officers" below). The Compensation Committee met twice (including one time by unanimous written consent), the Audit Committee met five times and the Stock Option Committee met four times (including twice by unanimous written consent) during the fiscal year ended November 4, 2000.

Executive Compensation
----------------------

     The following table sets forth information concerning the compensation paid or awarded to the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company for the fiscal years ended November 4, 2000, November 6, 1999 and October 31, 1998.

                           SUMMARY COMPENSATION TABLE

       Name and Principal          Fiscal           Annual Compensation            All Other
                                                    -------------------
           Position                 Year          Salary            Bonus         Compensation
           --------                 ----          ------            -----         ------------
Peter Boneparth                     2000       $  754,000      $   750,000        $       --
CEO, President and COO(1)           1999          621,962          150,000                --
                                    1998          500,000             --                  --

Sanford Greenberg                   2000       $  754,000      $      --          $   83,309(3)
Chairman of the Board(1)            1999          768,500(2)       150,000            80,381(3)
                                    1998          758,000(2)          --              81,910(3)

Stuart Bregman                      2000       $  504,500      $ 1,053,710(4)     $       --
CEO of Miss Erika, Inc.             1999          473,433          751,309(4)             --
                                    1998          429,500          658,749(4)             --

Amanda J. Bokman                    2000       $  335,000      $   200,000        $       --
Vice President,                     1999          306,793           50,000                --
Chief Financial Officer,            1998          300,514             --                  --
Secretary and Treasurer

---------------------

(1) Effective January 31, 2001, Mr. Boneparth assumed the position of Chairman of the Board of the Company.

(2) Amounts include bonuses paid in connection with Mr. Greenberg's prior employment agreement with the Company.

(3) Amount includes (i) the current dollar value of the benefit to such executive officer of premiums paid by the Company with respect to the split-dollar insurance arrangement, which benefit was determined by calculating the time value of money (using the applicable federal rate) of the premiums paid by the Company in the fiscal years ended November 4, 2000, November 6, 1999 and October 31, 1998 for the period from the date on which premiums were paid until March 2015 (which is the earliest date on which the split-dollar arrangement could terminate and premiums paid could be refunded to the Company) and (ii) certain other automobile and insurance perquisites paid to or on behalf of Mr. Greenberg.

(4) Bonuses paid pursuant to Mr. Bregman's employment agreement with Miss Erika. See "Employment Agreements" below.

     On October 19, 1999, the Compensation Committee adopted the Company's Fiscal 2000 Incentive Bonus Plan for Senior Officers. Pursuant to this Plan, senior officers of the Company, selected by the Compensation Committee, may receive bonuses based on the achievement of consolidated pre-tax income targets for the 2000 fiscal year established by the Compensation Committee at the beginning of such fiscal year. Mr. Boneparth and Ms. Bokman were the only officers of the Company eligible to receive bonuses under this Plan for the 2000 fiscal year and were paid $300,000 and $120,000, respectively, in accordance with the terms of this Plan. In addition, the Compensation Committee approved, and Mr. Boneparth and Ms. Bokman were paid, a $450,000 and $80,000 discretionary bonus, respectively.

     The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended November 4, 2000. The amounts shown for each of the named executive officers as grant date values are determined by the Black-Scholes option pricing model. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions.

                       STOCK OPTION GRANTS IN FISCAL 2000

                                % of Total Options   Exercise
                                    Granted To        of Base                     Grant
                     Options       Employees in        Price      Expiration    Date Present
       Name          Granted        Fiscal 2000        ($/Sh)        Date        Value ($)(1)
      ------        ---------   ------------------    --------    ----------    -------------
 Stuart Bregman       300,000          11.23%           $14.00      11/3/10        $9.573

-----------------
(1) The Company used the Black-Scholes option pricing model in determining grant date present value. However, options will have no realizable value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. The following key assumptions used in the valuation are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy:

     (i)    Grant Date:  November 3, 2000;
     (ii)   Dividend Yield:  N/A;
     (iii)  Volatility:  0.72;
     (iv)   Average Risk-free Rate of Return:  5.8%; and
     (v)    Expected Exercise Period:  Six Years.

     The following table sets forth the number and value of options and warrants held by the executive officers of the Company named in the Summary Compensation Table at November 4, 2000. None of such executive officers exercised options or warrants during the fiscal year ended November 4, 2000. Subsequent to such fiscal year end, Mr. Greenberg exercised 60,000 options. On December 29, 2000, the Company granted Mr. Boneparth and Ms. Bokman an aggregate of 100,000 and 25,000 options, respectively, at an exercise price of $10.63 per share, the fair market value of the Common Stock on the date of grant. These options will become exercisable in equal amounts over a three-year period after the date of grant.

                    FISCAL YEAR END OPTION AND WARRANT VALUES

                              Number of Unexercised                  Value of Unexercised In-the-Money
                              Options and Warrants                         Options and Warrants
                             at 2000 Fiscal Year End                  at 2000 Fiscal Year End ($)(1)
                             -----------------------                 ---------------------------------
      Name               Exercisable       Unexercisable          Exercisable             Unexercisable
      ----               -----------       -------------          -----------             -------------

Peter Boneparth            743,333            66,667               $6,312,081               $566,670

Sanford Greenberg           60,000            40,000                  445,305                340,000

Stuart Bregman             670,000                --                3,028,100                     --

Amanda J. Bokman            71,000            44,000                  515,310                308,120

---------------------

(1) In-the-money options and warrants are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option or warrant. The value of in-the-money options and warrants is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option or warrant from the aggregate year-end value of the underlying Common Stock.

Compensation of Directors
-------------------------

     The Company's policy is to pay directors who are not employees of the Company an annual fee of $30,000 (formerly $20,000), payable quarterly, and to reimburse each such director for out-of-pocket expenses incurred in attending meetings of the Board of Directors and Committees of the Board. In addition, on April 15th of each year, each non-employee director receives 10,000 (formerly 5,000) ten-year options to purchase Common Stock under the Company's Stock Option Plan for Non-Employee Directors. These options have an exercise price of the fair market value of the Common Stock on the date of grant and are exercisable in cumulative annual installments of 50% of the shares covered thereby beginning one year from the date of grant.

Employment Agreements
---------------------

     Norton McNaughton of Squire, Inc., a wholly owned subsidiary of the Company ("Squire"), has Employment Agreements with Peter Boneparth, Sanford Greenberg, Amanda J. Bokman and three other executives of Squire. Miss Erika, Inc., a wholly owned subsidiary of the

     Company ("Miss Erika"), has Employment Agreements with Stuart Bregman, Howard Zwilling and three other executives of Miss Erika.

     On June 7, 1999, Squire entered into an Amended and Restated Employment Agreement with Mr. Boneparth to serve as Chief Executive Officer, President and Chief Operating Officer of the Company. This Agreement was further amended as of November 4, 2000 (as amended, the "Boneparth Agreement"). The Boneparth Agreement will terminate on November 1, 2003, provides that Mr. Boneparth will receive a base salary of $800,000 (during fiscal 2001), $900,000 (during fiscal
2002) and $1,000,000 (during fiscal 2003), and provides that, during the term, Mr. Boneparth is to participate in the Company's Incentive Bonus Plan for Senior Officers and that his Target Bonus (as defined in such Plan) each year is to be an amount equal to 80% of his base salary during such year. See "Executive Compensation" above and "Item II. Approval of the McNaughton Apparel Group Inc. Incentive Bonus Plan for Senior Officers" below. In addition, the Boneparth Agreement provides that Squire will retain Mr. Boneparth as a consultant for the one-year period following termination of the Boneparth Agreement, unless Squire has offered to extend the term for at least one year prior to November 1, 2003 (other than in the case of termination for Due Cause, as defined therein). Under this consulting agreement, Mr. Boneparth would be entitled to receive monthly consulting fees equal to (i) the sum of (a) the annual base salary provided for in the Boneparth Agreement for the then immediately preceding fiscal year and
(b) the bonus paid to Mr. Boneparth for such fiscal year, divided by (ii) twelve
(12). Under Mr. Boneparth's original employment agreement (entered into in April
1997), the Company granted options to Mr. Boneparth to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $5.50 per share, which was the fair market value of the Common Stock on the date of grant. These options are fully vested.

     On June 7, 1999, Squire entered into an Amended and Restated Employment Agreement with Mr. Greenberg. This Agreement was further amended as of January 31, 2001 (as amended, the "Greenberg Agreement"). The Greenberg Agreement will terminate on November 2, 2001 and provides that Mr. Greenberg will receive a base salary of $754,000 and is eligible to receive annual bonuses as determined by the Compensation Committee of the Board of Directors. The term of the Greenberg Agreement will be automatically extended until November 3, 2002, unless Mr. Greenberg has sold 220,618 or more shares of Common Stock prior to November 2, 2001. The term may also be extended to November 3, 2002 upon 90 days written notice by Squire to Mr. Greenberg prior to the expiration of the term. In addition, the Greenberg Agreement provides that Squire will retain Mr. Greenberg as a consultant for the two-year period following termination of the Greenberg Agreement (other than in the case of termination for Due Cause, as defined therein). Under this consulting agreement, Mr. Greenberg would be entitled to receive consulting fees of (i) $75,000 per month or (ii) the compensation rate per month in effect at the end of the term of the Greenberg Agreement if it shall have been amended prior to effective time of the consulting agreement. Pursuant to this consulting agreement, Squire has also agreed to (i) provide Mr. Greenberg and his dependents medical insurance until his death, (ii) continue the payment of premiums on Mr. Greenberg's life insurance policy until his death, (iii) continue the payment of premiums on Mr. Greenberg's split-dollar insurance policy until the payment of the twentieth annual premium and (iv) certain registration rights regarding shares of Common Stock.

     Squire is a party to an Employment Agreement (the "Bokman Agreement") with Ms. Bokman, Chief Financial Officer, Vice President, Secretary and Treasurer of the Company. On September 10, 1999 and November 20, 2000, this Employment Agreement was amended to extend the termination date to November 4, 2002, to provide that Ms. Bokman would receive an annual base salary of $335,000 during the fiscal year ended November 4, 2000 and $350,000 during the remainder of the term and to provide that Squire would provide Ms. Bokman with disability insurance with a monthly disability benefit of $15,000. Under the terms of her Employment Agreement, Ms. Bokman will be eligible to receive annual bonuses as determined by the Compensation Committee of the Board of Directors. See "Executive Compensation" above.

     All of the above Employment Agreements provide for participation in all employee benefit plans and programs offered by the Company to employees of comparable seniority. The Employment Agreements provide that if the employee dies, becomes disabled (i.e., unable to perform his or her normal duties for a cumulative period of six months in any consecutive 12-month period), or is terminated by Squire for "due cause," Squire will pay to such employee or the employee's legal representative the base salary and, except in the case of termination for due cause, to the extent approved by the Compensation Committee of the Board of Directors, bonus amounts, in all cases, accrued and unpaid to the date of such death, disability or termination. If Squire terminates the employee's employment without due cause, it will be required to pay salary and bonuses until the earlier to occur of the expiration date of the Employment Agreement or the death of the employee. Pursuant to certain of the Employment Agreements, the executives have agreed that they will not compete with the Company so long as they are employed by Squire and for a period ranging from six months to three years thereafter, depending upon the circumstances.

     Effective October 1, 1997, in connection with the acquisition of Miss Erika, Miss Erika entered into Employment Agreements (the "Miss Erika Employment Agreements") with Mr. Stuart Bregman (Chief Executive Officer of Miss Erika) and Mr. Howard Zwilling (President of Miss Erika), providing for base salaries of $425,000 and $425,000, respectively, per annum subject to increase if certain earnings targets are achieved for any fiscal year during the term of the Miss Erika Employment Agreements. The Miss Erika Employment Agreements terminate on October 31, 2001. In addition, the Miss Erika Employment Agreements provide for the participation of Messrs. Bregman and Zwilling in the Miss Erika Bonus Plan (as defined below) in effect during the term of the Miss Erika Employment Agreements. As provided in the Miss Erika Employment Agreements, the Company has granted to each of Messrs. Bregman and Zwilling currently exercisable options to purchase 50,000 shares of Common Stock of the Company at an exercise price of $5.44 per share, which was the fair market value of the Common Stock on the date of grant, and 140,000 shares of Common Stock of the Company at an exercise price of $3.63 per share, which was the fair market value of the Common Stock on the date of grant. In accordance with the terms of their Miss Erika Employment Agreements, during the fiscal year ended November 4, 2000, Miss Erika paid to each of Messrs. Bregman and Zwilling a salary of $504,500. In accordance with the terms of their Miss Erika Employment Agreements, based upon earnings attained by Miss Erika for the fiscal year ended November 4, 2000, each of Messrs. Bregman and Zwilling will receive a salary of approximately $504,500 in the fiscal year ending November 3, 2001.

     The Miss Erika Employment Agreements provide for participation in all employee benefit plans and programs offered by the Company to employees of comparable seniority. The Miss Erika Employment Agreements provide that if the employee dies, becomes disabled (i.e., unable to perform his normal duties for a cumulative period of six months in any consecutive 12-month period), or is terminated by Miss Erika for "due cause," Miss Erika will pay to such employee or the employee's legal representative the base salary and, except in the case of termination for due cause, to the extent approved by the Compensation Committee of the Board of Directors, bonus amounts, in all cases, accrued and unpaid to the date of such death or disability. If Miss Erika terminates the employee's employment without due cause, it will be required to pay salary and bonuses during the period ending one year following the end of the then current term of the Miss Erika Employment Agreement. Pursuant to the Miss Erika Employment Agreements, each of Messrs. Bregman and Zwilling has agreed that he will not compete with the Company so long as he is employed by Miss Erika and for a period ranging from one year to one year plus the unexpired term of the Miss Erika Employment Agreement, depending upon the circumstances.

     Miss Erika maintains a senior executive bonus plan (the "Miss Erika Bonus Plan") for Messrs. Bregman, Zwilling and three officers of Miss Erika. The Miss Erika Bonus Plan provides for the establishment of an annual cash bonus pool in the event that certain annual earnings targets have been attained by Miss Erika. In addition, the Miss Erika Bonus Plan provides for the establishment of an annual option pool of options to purchase an aggregate of 28,000 shares of Common Stock for each $500,000 earned by Miss Erika in excess of $6.0 million of EBITDA (as defined in the Miss Erika purchase agreement). Each participant in the Miss Erika Bonus Plan is allocated a percentage of the bonus pool and option pool pursuant to that participant's Employment Agreement. During the fiscal year ended November 4, 2000, Messrs. Bregman and Zwilling were allocated a cash bonus of $1,053,710 and $1,053,710, respectively, and currently exercisable stock options to purchase an aggregate of 300,000 and 300,000 shares of Common Stock, respectively, at an exercise price per share of $14.00, the fair market value on the date of grant. See "Executive Compensation" above.

Compensation Committee Interlocks
and Insider Participation
---------------------------------

     The Compensation Committee of the Board of Directors consisted of Bradley
P. Cost, Ben Mayo and Robert C. Siegel during the fiscal year ended November 4, 2000. Following the Meeting, it is anticipated that the Compensation Committee will consist of Bradley P. Cost, Palmer P. Garson and Robert C. Siegel.

Section 16(a) Reporting Requirements
------------------------------------

     Under Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company, and persons who own more than ten percent of the Company's Common Stock, are required to file reports concerning their beneficial ownership of securities of the Company with the Securities and Exchange Commission (the "Commission"). Directors, executive officers and greater than ten percent stockholders are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that for the period ending November 4, 2000, its directors, executive officers and greater than ten percent stockholders complied with all
Section 16(a) filing requirements.

Certain Relationships and Related Transactions
----------------------------------------------

     The Company made loans, as of November 5, 1993, in the principal amount of $920,000 to Mr. Greenberg and certain other former executive officers of the Company (each a "Management Investor"). Each loan is evidenced by a limited recourse promissory note with interest accruing at the rate of 5.84% per annum and a maturity date of November 5, 2003. Recourse on the promissory notes is limited to a pledge to the Company of each Management Investor's Common Stock. Each of the promissory notes provides that in the event of any sale or other transfer of shares of Common Stock by any of the Management Investors, such person is required to repay his note in an amount equal to the principal amount owing under the note on March 27, 1995 multiplied by a fraction, the numerator of which is the number of shares of Common Stock which are being sold or transferred, and the denominator of which is the number of shares owned by such Management Investor on March 27, 1995. At February 1, 2001, the outstanding principal amount of the promissory note of Mr. Greenberg totaled $762,888 and was secured by the pledge of 250,000 shares of Common Stock.

Performance Graph
-----------------

     The following performance graph compares the cumulative total stockholder return on the Common Stock to the NASDAQ Stock Market-US Index and to the S&P Textiles (Apparel) Index (referred to in the Company's Proxy Statement for fiscal 1995 as the S&P Textile Index and for fiscal 1994 as the S&P Textile and Apparel Index) since October 31, 1995. The graph assumes that $100 was invested in the Common Stock and each Index on October 31, 1995 and that all dividends were reinvested.

                                                                   Cumulative Total Return
                                 ---------------------------------------------------------------------------------------------
                                   10/95    1/96     4/96   7/96   10/96    1/97     4/97    7/97   10/97   1/98     4/98
MCNAUGHTON APPAREL GROUP INC.      100.00    36.71  49.37   34.18   39.87   30.38    27.85   27.22   31.01   28.48   32.28
NASDAQ STOCK MARKET (U.S.)         100.00   102.31 115.40  104.99  118.04  134.14   122.14  154.93  155.32  158.27  182.56
S & P TEXTILES (APPAREL)           100.00   109.74 124.81  124.47  125.34  131.40   132.80  141.36  142.75  128.03  162.20

                                                                   Cumulative Total Return
                                 ---------------------------------------------------------------------------------------------
                                   7/98     10/98     1/99     4/99     7/99      10/99     1/00     4/00     7/00     10/00
MCNAUGHTON APPAREL GROUP INC.       36.08    18.35     24.05   29.75     45.57     40.19   43.99     43.36    64.56     69.62
NASDAQ STOCK MARKET (U.S.)         182.32   173.77    247.69  250.40    260.56    293.74  387.07    379.41   370.94    332.66
S & P TEXTILES (APPAREL)           143.63   111.09    117.12  124.51    107.58     88.70   77.24     94.06    79.24     90.01

                                    [GRAPH]


Report of the Compensation Committee
------------------------------------

     The Compensation Committee of the Board of Directors determines the compensation arrangements for executive officers of the Company. The Company's compensation program for its executives aims to attract and retain individuals of superior ability and managerial talent, reward individual initiative and performance and link pay with the interests of the Company's stockholders by providing executives with incentives which reward achievement that contributes to the growth and profitability of the Company.

     Salaries. Salaries of the Company's executive officers are intended to be
     --------
generally consistent with executives at comparable apparel companies. In determining salaries, the Compensation Committee has considered, among other factors, prevailing compensation levels among the Company's competitors. Factors considered in determining salaries are individual performance, experience, level of responsibility and contributions to the success of the Company. The base salaries for Peter Boneparth, Sanford Greenberg and each of the other executive officers are determined pursuant to the terms of their respective employment agreements, which were based on the foregoing considerations.

     Bonuses. Bonuses for each of the Company's executive officers are based
     -------
upon the Company's performance and achievement by executives of individual objectives, as established and evaluated by the Compensation Committee. Bonuses were awarded under the Company's Fiscal 2000 Incentive Bonus Plan for Senior Officers to Mr. Boneparth and Ms. Bokman in the amounts of $300,000, and $120,000, respectively. In addition, the Compensation Committee awarded Mr. Boneparth and Ms. Bokman a discretionary bonus of $450,000 and $80,000, respectively, for fiscal 2000. See "Executive Compensation" above.

     Stock Options. The Company periodically grants stock options to its
     -------------
executive officers and other key employees which are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The number of options granted are based upon the executive's level of responsibility, Company performance and individual performance. Generally, options are granted with an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten year term. The Compensation Committee believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Common Stock, the interests of the Company's stockholders and executives will be most closely aligned. On December 29, 2000, the Company granted Mr. Boneparth and Ms. Bokman an aggregate of 100,000 and 25,000 options, respectively, at an exercise price of $10.63 per share, the fair market value of the Common Stock on the date of grant. These options will become exercisable in equal amounts over a three-year period after the date of grant.

     Other Compensation. The Company has entered into a split-dollar insurance
     ------------------
arrangement with Mr. Greenberg, pursuant to which the Company will pay the premium costs of a life insurance policy that pays death benefits of $1,915,000 upon the death of Mr. Greenberg. Upon surrender of the policy or payment of the death benefit thereunder, the Company is entitled to repayment of an amount equal to the aggregate premiums paid by the Company, with all remaining policy benefits to be paid to Mr. Greenberg's beneficiaries.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the
     ---------------------------------------------------
Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to publicly held companies for compensation exceeding $1,000,000 paid to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation is not subject to the deduction limit if certain requirements are met.

                                               THE COMPENSATION COMMITTEE OF THE
                                               BOARD OF DIRECTORS

                                               Bradley P. Cost
                                               Ben Mayo
                                               Robert C. Siegel

Audit Committee Report
----------------------

     During fiscal 2000, the members of the Audit Committee were Bradley P. Cost, Ben Mayo and Robert C. Siegel. Following the Meeting, it is anticipated that the Audit Committee will consist of Bradley P. Cost, Palmer P. Garson, Matthew R. Kahn and Robert C. Siegel. The Audit Committee operates under the Charter of the Audit Committee adopted by the Board of Directors. The Charter is attached to this Proxy Statement as Exhibit A.

     Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board, as described in the Charter of the Audit Committee. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Company's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, and reviewing and discussing with management and the independent auditors the Company's quarterly and annual financial statements.

     The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the fiscal year ended November 4, 2000. The Audit Committee has also discussed with Ernst & Young LLP, the independent auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the auditors the firm's independence.

     In reliance upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of November 4, 2000 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended November 4, 2000 filed with the Securities and Exchange Commission.

                                                     THE AUDIT COMMITTEE OF THE
                                                     BOARD OF DIRECTORS

                                                     Bradley P. Cost
                                                     Ben Mayo
                                                     Robert C. Siegel

                               II. APPROVAL OF THE
                          MCNAUGHTON APPAREL GROUP INC.
                    INCENTIVE BONUS PLAN FOR SENIOR OFFICERS

     The Board of Directors believes that attracting and retaining key employees of high quality is essential to the Company's growth and success. The Board of Directors also believes that important advantages to the Company are gained by a comprehensive compensation program which includes different types of incentives for motivating such individuals and includes rewards for outstanding service. In January 2001, the Board of Directors adopted, subject to the approval of the Company's stockholders, the McNaughton Apparel Group Inc. Incentive Bonus Plan for Senior Officers (the "Incentive Plan"). The purpose of the Incentive Plan is to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Company's performance goals; to strengthen the Company's "pay for performance" ethic by linking a significant portion of participants' compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis. The Incentive Plan is designed so as to qualify cash bonuses paid and compensation attributable to stock options granted under the Incentive Plan as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). This enables the Company to deduct compensation paid thereunder to Incentive Plan participants in excess of $1 million in any year. There will be presented at the Meeting a proposal to approve the adoption of the Incentive Plan, which will have effect commencing with bonuses payable in respect of the Company's 2001 fiscal year. The following description of the Incentive Plan is qualified in its entirety by reference to the full text of such Incentive Plan, which is set forth in the attached Exhibit B.

Material Terms of the Plan
--------------------------

     Eligible Executives. For each fiscal year, the Incentive Plan will cover
     -------------------
senior officers and key employees designated by the Committee (as defined below)
(i) having a base salary in excess of $500,000, or whose compensation is reasonably expected by the Committee to exceed the $1 million threshold, and
(ii) who are executive officers of the Company at the start of such year or are hired or promoted into that status during such year. No provision of the Incentive Plan limits the right of the Company to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines, in its discretion, that it would be in the best interests of the Company and its stockholders to do so.

     Administration. The Incentive Plan will be administered by the Incentive
     --------------
Plan Compensation Committee of the Board of Directors (the "Committee"). All determinations of the Committee with respect to the Incentive Plan are binding. The expenses of administering the Incentive Plan will be borne by the Company.

     Business Criteria Upon Which Performance Goal will be Based. The specific
     -----------------------------------------------------------
performance goal for participating executives will be achievement of a specified amount of net income by the Company. The net income target will be established for each participant by the Committee within 91 days of the beginning of each fiscal year. The net income target set by the Committee will generally be expressed on an absolute basis. The degree of achievement of the net income target will determine the maximum cash bonus potentially payable to each participant pursuant to the goal formula, subject to the maximum level per participant described below, and whether stock options are to be granted to each participant. The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula and will be required to certify that the net income target underlying the bonus payments has been satisfied. Net income shall be determined in a manner consistent with generally accepted accounting principles and in a manner consistent with the methods of reporting used in the Company's Form 10-K and 10-Q reports, without regard to payments made under the Incentive Plan and without regard to extraordinary gains or losses, unless otherwise determined by the Committee.

     Maximum Bonus Opportunity. The target cash bonus opportunity for each
     -------------------------
participant under the Incentive Plan each year will not be greater than 80% of such participant's base salary as of the first day of the applicable fiscal year. Depending on the level of the performance goal achieved, a participant may be paid a cash bonus equal to 200% of his or her target bonus; provided, that
                                                               --------
the maximum cash bonus paid under the Incentive Plan to any individual in respect of any fiscal year shall not exceed $1.6 million. In addition, if the percentage of the net income target achieved for any fiscal year is equal to or greater than 120% of the target, each participant shall be granted a ten-year stock option to acquire 100,000 shares of the Common Stock. The exercise price of the stock option shall be the fair market value of the stock on the date of grant. The stock option shall become exercisable in annual increments of one third beginning on the first anniversary of the date of grant.

     Power to Amend or Terminate. The Committee may at any time terminate or
     ---------------------------
suspend the Incentive Plan or revise it in any respect; provided that no termination or amendment of the Incentive Plan may, without the consent of a participant, adversely affect the rights of such participant under any award previously made under the Incentive Plan.

     Initial Participant. The Committee has initially designated Mr. Boneparth
     ------------------
as the sole participant in the Incentive Plan and has designated Mr. Boneparth's target cash bonus under the Incentive Plan to be an amount equal to 80% of his base salary (as provided pursuant to the Boneparth Agreement) for the applicable fiscal year. See "Item I. Election of Directors - Employment Agreements" above.

Voting on the Proposal
----------------------

     The affirmative vote of a majority of the votes cast by the holders of outstanding shares of Common Stock present and voting thereon at the Meeting is required to approve the Incentive Plan. The Board of Directors recommends that the Company's stockholders vote FOR approval of the Incentive Plan. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such proxy. In the event stockholders do not approve this proposal, bonuses will not be granted or paid out under the Incentive Plan to the extent required under Treasury Regulation 1.162-27(e)(4) to meet the stockholder approval requirements of that Regulation.

                         III. RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending November 3, 2001. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of Ernst & Young LLP for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     A representative of Ernst & Young LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending November 3, 2001.

Audit and Other Fees
--------------------

     For the fiscal year ended November 4, 2000, Ernst & Young LLP billed the Company, approximately $275,000 and $225,000 for audit services and documentation and procedures review and analysis, respectively. The Audit Committee of the Company concluded that the foregoing non-audit services did not adversely impact the independence of Ernst & Young LLP.

                                IV. OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgement on such matters.

Miscellaneous
-------------

     If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed herein in the election of directors, FOR the approval of the Incentive Plan, and FOR ratification of the Board of Directors' selection of independent auditors for the Company. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may therefore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

     All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company and its subsidiaries personally, by mail or by telephone, telecopier or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals
---------------------

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders of the Company for the fiscal year ending November 3, 2001 must be received by the Company by October 17, 2001 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by December 31, 2001 of an intent to be present at the Annual Meeting of Stockholders of the Company for the fiscal year ending November 3, 2001 (to be held in March 2002) in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

                                                     Amanda J. Bokman, Secretary

New York, New York
February 16, 2001

                                    EXHIBIT A

                          MCNAUGHTON APPAREL GROUP INC.
                             AUDIT COMMITTEE CHARTER

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, any internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of any senior internal auditing executive.

12. Review the significant reports to management prepared by any internal auditing department and management's responses.

13. Meet with the independent auditor prior to the audit to review the scope and staffing of the audit.

14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's code of conduct.

16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
     b.   Any changes required in the planned scope of the internal audit.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

20. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the chief financial officer, any senior internal auditing executive and the independent auditor in separate executive sessions.

                                    EXHIBIT B

                          MCNAUGHTON APPAREL GROUP INC.
                    INCENTIVE BONUS PLAN FOR SENIOR OFFICERS

     1. Purposes of Plan. The purpose of the McNaughton Apparel Group Inc. ("MAGI") Incentive Bonus Plan for Senior Officers (the "Plan") is to aid the Company in retaining its Senior Officers, upon whose efforts the Company's success and future growth depends, and attracting other Senior Officers.

     2. Certain Definitions. For purposes of the Plan, the following terms shall have the following meanings:

        (a) "Applicable Fiscal Year" shall mean the fiscal year of the Company for which a Participant is eligible to receive a bonus under the Plan, as determined by the Committee

        (b)  "Board" shall mean the Board of Directors of MAGI.

        (c)  "Committee" shall mean the Compensation Committee of the Board.

        (d)  "Company" shall mean MAGI and its wholly owned subsidiaries.

        (e) "Participant" shall mean each Senior Officer eligible to receive a bonus is to be paid under the Plan, as determined by the Committee.

        (f) "Senior Officer" shall mean an executive officer or key employee of the Company (i) having a base salary equal to or in excess of $500,000, or whose compensation is reasonably expected by the Committee to exceed the $1,000,000 threshold, and (ii) who is an executive officer or key employee of the Company at the start of an Applicable Fiscal Year or is hired or promoted into that status during such year.

     3. Effective Date. The Plan shall be effective as of January 16, 2001.

     4. Administration. The Plan shall be administered by the Committee. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Participants in the Plan and their legal representatives and beneficiaries.

     5. Eligibility. Incentive bonus opportunities under the Plan may be, but shall not be required to be, awarded to such Senior Officers and in respect of such Applicable Fiscal Years, in both cases, as shall be determined from time to time by the Committee. In selecting Senior Officers for participation, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company.

     6. Determination and Payment of Bonuses. (a) The Company shall pay an incentive bonus and, if applicable, grant stock options to each Participant with respect to an Applicable Fiscal Year in accordance with this Section 6. The incentive cash bonus for an Applicable Fiscal Year shall be an amount equal to the product of the Participant's Target Bonus multiplied by the Applicable Percentage. Any provision of this Section 6 notwithstanding, the maximum incentive cash bonus payable to any Participant for an Applicable Fiscal Year shall be two hundred percent (200%) of the Participant's Target Bonus and in no event shall exceed $1,600,000, and no incentive cash bonus shall be payable with respect to an Applicable Fiscal Year if less than eighty percent (80%) of Target Net Income is attained. In the event the percentage of Target Net Income attained for any Applicable Fiscal Year is equal to or greater than 120% and in the event the Committee so designates a Participant as eligible to receive such option, the Company shall grant to each Participant a ten-year stock option to acquire 100,000 shares of common stock, par value $.01, of the Company. The exercise price of the stock option shall be the fair market of the common stock on the date of grant. The stock option shall become exercisable in annual increments of one third beginning on the first anniversary of the grant date. The option shall otherwise be subject to the same terms and conditions pursuant to Sections 4(b), 6(a)(iii) and 6(f)(iv) of the Company's 1998 Long Term Incentive Plan (as in effect from time to time) as would a stock option granted thereunder.

        (b) For purposes of this Section 6, the following terms shall have the following meanings:

            (i) "Actual Net Income" shall mean, for any Applicable Fiscal Year, the consolidated net income of the Company for such Applicable Fiscal Year, without regard to cash bonuses payable or stock options granted under this Plan or extraordinary gains or losses for the Applicable Fiscal Year, as reflected in the audited consolidated statement of income of the Company for such Applicable Fiscal Year;

            (ii) "Applicable Percentage" shall mean, for any Applicable Fiscal Year, the percentage (expressed as a decimal, rounded to three (3) places) obtained by dividing Actual Net Income for such Applicable Fiscal Year by Target Net Income for such Applicable Fiscal Year; provided that, notwithstanding the foregoing, in the event that such percentage is greater than 100% (1.000), the term Applicable Percentage shall be determined in accordance with the following table:

--------------------------------------------------------------------------------
      If Percentage of Target

      Net Income Attained Is:               Then Applicable Percentage Is:
      ----------------------                -----------------------------

--------------------------------------------------------------------------------
           Less than 80%                          0% of Target Bonus
--------------------------------------------------------------------------------
              80-100%                    Achieved percentage of Target Bonus
--------------------------------------------------------------------------------
       Greater than 100-105%                 110% (1.10) of Target Bonus
--------------------------------------------------------------------------------
       Greater than 105-110%                 120% (1.20) of Target Bonus
--------------------------------------------------------------------------------
       Greater than 110-115%                 135% (1.30) of Target Bonus
--------------------------------------------------------------------------------
       Greater than 115-120%                 150% (1.50) of Target Bonus
--------------------------------------------------------------------------------
         Greater than 120%                   200% (2.00) of Target Bonus
--------------------------------------------------------------------------------


           (iii) "Target Bonus" shall mean for each Participant, for the Applicable Fiscal Year, an amount not greater than 80% (as determined by the Committee) of such Participant's base salary as of the first day of the Applicable Fiscal Year; provided, however, that the maximum Target Bonus for any Participant for any Applicable Fiscal Year shall not exceed $800,000; and

           (iv) "Target Net Income" shall mean, for an Applicable Fiscal Year, consolidated net income of the Company as set forth in the annual business plan of the Company for such Applicable Fiscal Year as prepared by the Company's management and approved by the Committee and without regard to cash bonuses payable or stock options granted under this Plan or extraordinary gains or losses, and which Target Net Income shall be set forth by the Committee when designating the Participants and establishing Target Bonuses for an Applicable Fiscal Year. The Committee shall establish the Target Net Income amount within 91 days of the beginning of the Applicable Fiscal Year.

     (c) In the event of the termination of employment by the Company of a Participant due to death, disability or by the Company without cause (as determined under the Participant's employment agreement with the Company or, in the event the Participant does not have an employment agreement, as determined under applicable law), the Participant (or such person's estate or other legal representative) shall be entitled to an incentive cash bonus for the Applicable Fiscal Year in which such termination takes place in an amount equal to the product of (i) the incentive cash bonus for such Applicable Fiscal Year determined pursuant to this Section 6, multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning of such Applicable Fiscal Year to the date of termination, and the denominator of which is 365. No incentive cash bonus shall be paid or stock options granted to a Participant in the event of the termination of employment of such Participant (i) by the Company for cause (as determined under the Participant's employment agreement with the Company or, in the event the Participant does not have an employment agreement, as determined under applicable law) or (ii) by such Participant voluntarily.

        (d) Subject to Section 6(e) below, the incentive cash bonus payable to a Participant (or such person's estate or other legal representative) for any Applicable Fiscal Year pursuant to this Section 6 shall be paid in cash by the Company, and any stock options shall be granted by the Company, promptly following receipt by the Company of the audited consolidated financial statements of the Company for such Applicable Fiscal Year (the "Receipt Date").

        (e) As a condition precedent to the payment of any incentive cash bonus or the grant of any stock option pursuant to this Plan, the Committee shall certify by written resolution or consent, as soon as practicable following the Receipt Date, that the Target Net Income performance goal has been satisfied.

     7. Withholding. The Company shall deduct and withhold from any incentive cash bonus payable under the Plan, and with respect to the exercise of any stock option granted under the Plan, shall require each Participant to pay to the Company, such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state and local taxes.

     8. Other Plans. Nothing contained in the Plan shall prohibit the Company from granting other special performance or recognition awards, under such conditions and in such form and manner as it sees fit, to Senior Officers.

     9. Amendment, Termination and Interpretation. The Committee shall have the right to amend the Plan from time to time or to terminate it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no such action shall operate to annul or decrease, without the consent of the affected Participant, an award theretofore made hereunder.

     10. Term. No incentive cash bonus shall be paid or stock option shall be granted hereunder in respect of any fiscal year of the Company beginning after October 31, 2003.

     11. Miscellaneous. All expenses and costs in connection with the operation of the Plan shall be borne solely by the Company.

     12. Stockholder Approval. The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose and no cash bonus shall be paid or stock option shall be granted hereunder prior to such approval. Such approval shall constitute the effectiveness of award opportunities granted by the Committee prior to such approval for purposes of qualifying such award opportunities for the performance based exemption of
Section 162(m) of the Code.

                                    * * * *

     Proxy Card - Side #1:

                          MCNAUGHTON APPAREL GROUP INC.
             PROXY - Annual Meeting of Stockholders - March 12, 2001

     The undersigned, a stockholder of MCNAUGHTON APPAREL GROUP INC., does hereby appoint Peter Boneparth and Sanford Greenberg, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the McNaughton Apparel Group Inc. office at 1407 Broadway, 26th Floor, New York, New York on Monday, March 12, 2001 at 9:00 a.m., local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their best judgment on any other matters which may properly come before the Meeting.

1.   Election of Directors    [_]  FOR the nominees listed (except as marked
                                   to the contrary below).

                              [_] WITHHOLD AUTHORITY to vote for the nominees listed below.

Peter Boneparth, Bradley P. Cost, Palmer P. Garson
Sanford Greenberg, Matthew R. Kahn, Ben Mayo, and Robert C. Siegel

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------


2. Approval of the McNaughton Apparel Group Inc. Incentive Bonus Plan for Senior Officers.

        FOR  [_]                 AGAINST  [_]             ABSTAIN   [_]
--------------------------------------------------------------------------------


3. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending November 3, 2001.

        FOR  [_]                 AGAINST   [_]            ABSTAIN  [_]

The Board of Directors favors a vote "FOR" each item.

     Proxy Card - Side #2:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF THE ITEMS, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                                    IMPORTANT: Before returning this proxy,
                                    please sign your name or names on the
                                    line(s) below exactly as shown thereon.
                                    Executors, shareholders, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, such joint tenants or trustees should sign.

                                    Dated:                                , 2001
                                          --------------------------------

                                          --------------------------------
                                    Name

                                                                          (L.S.)
                                   ---------------------------------------

                                                                          (L.S.)
                                   ---------------------------------------

                                   Stockholder(s) Sign Here

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.